EXHIBIT 10.14

FIRST AMENDMENT TO
SOTHEBY’S STOCK COMPENSATION PLAN FOR
NON-EMPLOYEE DIRECTORS

THIS FIRST AMENDMENT to the Sotheby’s 1998 Stock Compensation Plan for Non-Employee Directors, dated the 6th day of November, 2007, is adopted by Sotheby’s, a Delaware corporation (the “Corporation”).

RECITALS:

A. The Sotheby’s 1998 Stock Compensation Plan for Non-Employee Directors, as heretofore amended and restated (the “Plan”), was adopted by the Board of Directors of the Corporation in March, 2007 and approved by the shareholders of the Corporation at the Corporation’s 2007 Annual Meeting of Shareholders on May 7, 2007.

B. Pursuant to Section 15 of the Plan, the Corporation has the authority to amend the Plan. The Corporation desires to and does hereby amend the Plan, as hereinafter set forth.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The name of the Plan is hereby changed to the “Sotheby’s Stock Compensation Plan for Non-Employee Directors.”

2. The final sentence of Section 1 of the Plan is amended and restated in its entirety to read as follows:

“The Plan shall remain in effect for a term of ten (10) years commencing on the effective date of the Plan, unless sooner terminated pursuant to the terms of the Plan.”

3. Section 5 of the Plan is amended by substituting “$45,000” for “$35,000” in the first and fourth sentences and substituting “$11,250” for “$8,750” in the fourth sentence.

4. The effective date of this Amendment is November 6, 2007.

IN WITNESS WHEREOF, this Amendment is hereby executed as of the day and year first above written.

SOTHEBY’S

By:	/s/ SUSAN ALEXANDER (Susan Alexander)

Its: EVP, Worldwide Head of HR